Exhibit 99.3

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in Millions, Except Per Share Amounts)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
REVENUE:
Revenue before billable expenses	$2,135.6	$2,242.7	$6,304.6	$6,752.7
Billable expenses	358.4	386.1	1,048.8	1,082.0

Total revenue	2,494.0	2,628.8	7,353.4	7,834.7
OPERATING EXPENSES:
Salaries and related expenses	1,370.3	1,464.0	4,162.9	4,594.4
Office and other direct expenses	304.5	327.1	948.9	1,007.6
Billable expenses	358.4	386.1	1,048.8	1,082.0

Cost of services	2,033.2	2,177.2	6,160.6	6,684.0
Selling, general and administrative expenses	50.3	20.8	137.1	86.4
Depreciation and amortization	62.0	65.3	184.2	195.5
Impairment of goodwill	0.0	232.1	—	232.1
Restructuring charges	129.5	0.5	450.8	1.4

Total operating expenses	2,275.0	2,495.9	6,932.7	7,199.4

OPERATING INCOME	219.0	132.9	420.7	635.3

EXPENSES AND OTHER INCOME:
Interest expense	(48.9)	(54.9)	(149.5)	(175.6)
Interest income	24.3	34.2	85.1	119.5
Other expense, net	(5.7)	(2.7)	(44.0)	(13.4)

Total (expenses) and other income	(30.3)	(23.4)	(108.4)	(69.5)

INCOME BEFORE INCOME TAXES	188.7	109.5	312.3	565.8
Provision for income taxes	58.7	85.3	104.1	208.2

INCOME OF CONSOLIDATED COMPANIES	130.0	24.2	208.2	357.6
Equity in net loss of unconsolidated affiliates	(2.9)	0.0	(2.8)	(0.2)

NET INCOME	127.1	24.2	205.4	357.4
Net income attributable to non-controlling interests	(2.9)	(4.1)	(4.1)	(12.4)

NET INCOME AVAILABLE TO IPG COMMON STOCKHOLDERS	$124.2	$20.1	$201.3	$345.0

Earnings per share available to IPG common stockholders:
Basic	$0.34	$0.05	$0.55	$0.92
Diluted	$0.34	$0.05	$0.54	$0.91
Weighted-average number of common shares outstanding:
Basic	365.0	373.9	368.4	376.2
Diluted	368.0	376.8	370.9	378.7

The accompanying notes are an integral part of these unaudited financial statements.

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Amounts in Millions)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
NET INCOME	$127.1	$24.2	$205.4	$357.4
OTHER COMPREHENSIVE INCOME
Foreign currency translation:
Foreign currency translation adjustments	(12.2)	76.5	190.0	(4.8)
Reclassification adjustments recognized in net income	—	1.2	20.3	1.2

	(12.2)	77.7	210.3	(3.6)
Derivative instruments:
Recognition of previously unrealized net gain in net income	(0.9)	(1.0)	(2.9)	(2.8)
Income tax effect	0.2	0.3	0.7	0.7

	(0.7)	(0.7)	(2.2)	(2.1)
Defined benefit pension and other postretirement plans:
Net actuarial gain for the period	0.5	0.0	0.1	0.3
Amortization of unrecognized losses, transition obligation and prior service cost included in net income	2.3	1.9	6.8	5.6
Settlement gains (losses) included in net income	8.5	(0.1)	8.5	(0.2)
Other	0.0	0.1	(0.1)	0.4
Income tax effect	(2.9)	(0.5)	(3.9)	(1.3)

	8.4	1.4	11.4	4.8

Other comprehensive (loss) income, net of tax	(4.5)	78.4	219.5	(0.9)

TOTAL COMPREHENSIVE INCOME	122.6	102.6	424.9	356.5
Less: comprehensive income attributable to non-controlling interests	2.8	4.6	4.9	11.4

COMPREHENSIVE INCOME ATTRIBUTABLE TO IPG	$119.8	$98.0	$420.0	$345.1

The accompanying notes are an integral part of these unaudited financial statements.

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in Millions)

(Unaudited)

	September 30, 2025	December 31, 2024
ASSETS:
Cash and cash equivalents	$1,531.2	$2,187.1
Accounts receivable, net of allowance of $39.7 and $37.0, respectively	4,946.4	5,649.7
Accounts receivable, billable to clients	2,073.6	2,088.4
Prepaid expenses	587.0	552.4
Assets held for sale	196.0	51.4
Other current assets	77.1	77.0

Total current assets	9,411.3	10,606.0
Property and equipment, net of accumulated depreciation and amortization of $1,309.8 and $1,258.1, respectively	502.7	566.8
Deferred income taxes	299.2	249.2
Goodwill	4,750.4	4,689.4
Other intangible assets	615.0	659.9
Operating lease right-of-use assets	831.1	1,037.8
Other non-current assets	555.6	516.7

TOTAL ASSETS	$16,965.3	$18,325.8

LIABILITIES:
Accounts payable	$7,108.5	$8,286.1
Accrued liabilities	615.5	661.6
Contract liabilities	595.7	509.0
Short-term borrowings	56.8	40.5
Current portion of long-term debt	0.1	0.1
Current portion of operating leases	246.0	237.2
Liabilities held for sale	121.3	23.5

Total current liabilities	8,743.9	9,758.0
Long-term debt	2,923.0	2,920.5
Non-current operating leases	919.0	1,056.3
Deferred compensation	186.1	202.3
Other non-current liabilities	481.3	478.6

TOTAL LIABILITIES	13,253.3	14,415.7

Redeemable non-controlling interests (see Note 6)	17.0	45.6
STOCKHOLDERS’ EQUITY:
Common stock	37.4	37.2
Additional paid-in capital	478.1	432.6
Retained earnings	4,294.7	4,440.2
Accumulated other comprehensive loss, net of tax	(893.9)	(1,112.6)

	3,916.3	3,797.4
Less: Treasury stock	259.5	—

Total IPG stockholders’ equity	3,656.8	3,797.4
Non-controlling interests	38.2	67.1

TOTAL STOCKHOLDERS’ EQUITY	3,695.0	3,864.5

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$16,965.3	$18,325.8

The accompanying notes are an integral part of these unaudited financial statements.

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in Millions)

(Unaudited)

	Nine months ended September 30,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$205.4	$357.4
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	184.2	195.5
Restructuring charges	179.8	1.4
Amortization of restricted stock and other non-cash compensation	45.5	52.4
Net losses on sales of businesses	30.0	6.4
Provision for uncollectible receivables	6.9	8.4
Net amortization of bond discounts and deferred financing costs	0.3	0.9
Impairment of goodwill	—	232.1
Deferred income tax	(101.3)	(24.9)
Other	33.5	33.5
Changes in assets and liabilities, net of acquisitions and divestitures, providing (using) cash:
Accounts receivable	852.6	958.9
Accounts receivable, billable to clients	13.1	(19.5)
Prepaid expenses	(70.0)	(58.7)
Other current assets	(3.7)	22.5
Accounts payable	(1,329.0)	(1,223.7)
Accrued liabilities	(9.4)	(183.6)
Contract liabilities	93.6	(115.0)
Other non-current assets and liabilities	(84.4)	(56.9)

Net cash provided by operating activities	47.1	187.1

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions, net of cash acquired	(48.4)	—
Capital expenditures	(73.8)	(107.2)
Net proceeds from investments	—	2.3
Net proceeds from sale of businesses, net of cash sold	8.1	(31.4)
Other investing activities	8.3	4.5

Net cash used in investing activities	(105.8)	(131.8)

CASH FLOWS FROM FINANCING ACTIVITIES:
Common stock dividends	(366.6)	(373.7)
Repurchases of common stock	(257.4)	(230.1)
Distributions to non-controlling interests	(28.0)	(13.7)
Tax payments for employee shares withheld	(16.1)	(13.9)
Acquisition-related payments	(21.5)	(8.7)
Repayment of long-term debt	(0.1)	(250.1)
Net increase (decrease) in short-term borrowings	15.4	(5.7)
Other financing activities	0.2	(1.7)

Net cash used in financing activities	(674.1)	(897.6)

Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	77.1	(11.1)

Net decrease in cash, cash equivalents and restricted cash	(655.7)	(853.4)
Cash, cash equivalents and restricted cash at beginning of period	2,196.4	2,395.1

Cash, cash equivalents and restricted cash at end of period	$1,540.7	$1,541.7

The accompanying notes are an integral part of these unaudited financial statements.

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(Amounts in Millions)

(Unaudited)

	Common Stock		Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Loss, Net of Tax	Treasury Stock	Total IPG Stockholders’ Equity	Non-controlling Interests	Total Stockholders’ Equity
	Shares	Amount
Balance at June 30, 2025	373.8	$37.4	$460.0	$4,294.3	$(889.5)	$(189.8)	$3,712.4	$52.6	$3,765.0
Net Income				124.2			124.2	2.9	127.1
Other comprehensive loss					(4.4)		(4.4)	(0.1)	(4.5)
Reclassifications related to redeemable non-controlling interests								(0.2)	(0.2)
Distributions to non-controlling interests								(9.6)	(9.6)
Change in redemption value of redeemable non-controlling interests				(2.8)			(2.8)		(2.8)
Repurchase of common stock						(69.7)	(69.7)		(69.7)
Common stock dividends ($0.33 per share)				(121.0)			(121.0)		(121.0)
Stock-based compensation	0.2	0.0	18.3				18.3		18.3
Shares withheld for taxes	0.0	—	(0.2)				(0.2)		(0.2)
Other			—				—	(7.4)	(7.4)

Balance at September 30, 2025	374.0	$37.4	$478.1	$4,294.7	$(893.9)	$(259.5)	$3,656.8	$38.2	$3,695.0

	Common Stock		Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Loss, Net of Tax	Treasury Stock	Total IPG Stockholders’ Equity	Non-controlling Interests	Total Stockholders’ Equity
	Shares	Amount
Balance at December 31, 2024	372.4	$37.2	$432.6	$4,440.2	$(1,112.6)	$0.0	$3,797.4	$67.1	$3,864.5
Net Income				201.3			201.3	4.1	205.4
Other comprehensive income					218.7		218.7	0.8	219.5
Reclassifications related to redeemable non-controlling interests								1.9	1.9
Distributions to non-controlling interests								(28.0)	(28.0)
Change in redemption value of redeemable non-controlling interests				20.2			20.2		20.2
Repurchase of common stock						(259.5)	(259.5)		(259.5)
Common stock dividends ($0.99 per share)				(367.0)			(367.0)		(367.0)
Stock-based compensation	2.2	0.2	62.0				62.2		62.2
Shares withheld for taxes	(0.6)	—	(16.2)				(16.2)		(16.2)
Other			(0.3)				(0.3)	(7.7)	(8.0)

Balance at September 30, 2025	374.0	$37.4	$478.1	$4,294.7	$(893.9)	$(259.5)	$3,656.8	$38.2	$3,695.0

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(Amounts in Millions)

(Unaudited)

	Common Stock		Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Loss, Net of Tax	Treasury Stock	Total IPG Stockholders’ Equity	Non-controlling Interests	Total Stockholders’ Equity
	Shares	Amount
Balance at June 30, 2024	383.7	$38.3	$759.8	$4,325.1	$(1,024.0)	$(263.6)	$3,835.6	$59.4	$3,895.0
Net income				20.1			20.1	4.1	24.2
Other comprehensive income					77.9		77.9	0.5	78.4
Reclassifications related to redeemable non-controlling interests			0.0				0.0	(0.9)	(0.9)
Distributions to non-controlling interests								(5.1)	(5.1)
Change in redemption value of redeemable non-controlling interests				(1.5)			(1.5)		(1.5)
Repurchases of common stock						(100.9)	(100.9)		(100.9)
Common stock dividends ($0.33 per share)				(124.1)			(124.1)		(124.1)
Stock-based compensation	0.2	0.1	23.2				23.3		23.3
Shares withheld for taxes	0.0	0.0	(0.1)				(0.1)		(0.1)
Other			(4.5)				(4.5)	0.9	(3.6)

Balance at September 30, 2024	383.9	$38.4	$778.4	$4,219.6	$(946.1)	$(364.5)	$3,725.8	$58.9	$3,784.7

	Common Stock		Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Loss, Net of Tax	Treasury Stock	Total IPG Stockholders’ Equity	Non-controlling Interests	Total Stockholders’ Equity
	Shares	Amount
Balance at December 31, 2023	383.0	$38.3	$728.5	$4,254.5	$(946.2)	$(132.5)	$3,942.6	$61.2	$4,003.8
Net income				345.0			345.0	12.4	357.4
Other comprehensive income (loss)					0.1		0.1	(1.0)	(0.9)
Reclassifications related to redeemable non-controlling interests			(2.7)				(2.7)	(1.3)	(4.0)
Distributions to non-controlling interests								(13.7)	(13.7)
Change in redemption value of redeemable non-controlling interests				(5.1)			(5.1)		(5.1)
Repurchases of common stock						(232.0)	(232.0)		(232.0)
Common stock dividends ($0.99 per share)				(374.8)			(374.8)		(374.8)
Stock-based compensation	1.3	0.1	71.0				71.1		71.1
Shares withheld for taxes	(0.4)	0.0	(13.6)				(13.6)		(13.6)
Other			(4.8)				(4.8)	1.3	(3.5)

Balance at September 30, 2024	383.9	$38.4	$778.4	$4,219.6	$(946.1)	$(364.5)	$3,725.8	$58.9	$3,784.7

The accompanying notes are an integral part of these unaudited financial statements.

Notes to Consolidated Financial Statements

(Amounts in Millions, Except Per Share Amounts)

(Unaudited)

Note 1: Basis of Presentation

The unaudited Consolidated Financial Statements have been prepared by The Interpublic Group of Companies, Inc. and its subsidiaries (the “Company,” “IPG,” “we,” “us” or “our”) in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) for reporting interim financial information on Form 10-Q. Accordingly, they do not include certain information and disclosures required for complete financial statements. The effects of heightened macroeconomic uncertainty have impacted and may continue to impact our results of operations, cash flows and financial position. The Company’s Consolidated Financial Statements presented herein reflect the latest estimates and assumptions made by management that affect the reported amounts of assets and liabilities and related disclosures as of the date of the consolidated financial statements and reported amounts of revenue and expenses during the reporting periods presented. The Company believes it has used reasonable estimates and assumptions to assess the fair values of goodwill, long-lived assets and indefinite-lived intangible assets; assessment of the annual effective tax rate; valuation of deferred income taxes and allowance for expected credit losses on future uncollectible accounts receivable.

Actual results may differ from these estimates under different assumptions or conditions and further decline in macroeconomic conditions or increasing interest rates could have a negative impact on these estimates, including the fair value of certain assets. The consolidated results for interim periods are not necessarily indicative of results for the full year and should be read in conjunction with our Annual Report on Form 10-K for the year ended December 31, 2024 (the “2024 Annual Report”).

We conduct our business across three reportable segments described in Note 12. The three reportable segments are: Media, Data & Engagement Solutions (“MD&E”), Integrated Advertising & Creativity Led Solutions (“IA&C”), and Specialized Communications & Experiential Solutions (“SC&E”).

Cost of services is comprised of the expenses of our revenue-producing reportable segments, including salaries and related expenses, office and other direct expenses and billable expenses, as well as an allocation of the centrally managed expenses from “Corporate and Other” group. Office and other direct expenses include rent expense, professional fees, certain expenses incurred by our staff in servicing our clients and other costs directly attributable to client engagements.

Selling, general and administrative expenses are primarily the unallocated expenses from Corporate and Other, excluding depreciation and amortization.

Depreciation and amortization of the fixed assets and intangible assets of the Company is disclosed as a separate operating expense.

Restructuring charges in 2025 consist of actions designed to transform our business, enhance our offerings and drive significant structural expense savings.

In the opinion of management, these unaudited Consolidated Financial Statements include all adjustments, consisting only of normal and recurring adjustments necessary for a fair statement of the information for each period contained therein. Certain reclassifications and immaterial adjustments have been made to prior-period financial statements to conform to the current-period presentation, including the recast of certain prior-period amounts to reflect the transfer of agencies between reportable segments.

Note 2: Planned Acquisition of IPG by Omnicom

On December 8, 2024, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Omnicom Group Inc. (“Omnicom”) and EXT Subsidiary Inc., a direct wholly owned subsidiary of Omnicom (“Merger Sub”), pursuant to which Merger Sub will merge with and into IPG, with IPG surviving the merger as a direct wholly owned subsidiary of Omnicom.

As a result of the merger, each share of IPG common stock issued and outstanding immediately prior to the effective time of the merger (other than certain excluded shares) will be converted into the right to receive 0.344 shares of Omnicom common stock and, if applicable, cash in lieu of fractional shares. The exchange ratio is fixed and will not be adjusted to reflect stock price changes prior to closing the merger.

Following the close of the transaction, Omnicom shareholders will own 60.6% of the combined company and IPG shareholders will own 39.4%, on a fully diluted basis. As a result of the merger, we will cease to be a publicly traded company.

The Merger Agreement contains customary representations, warranties, and covenants. The stock-for-stock transaction is expected to be tax-free to IPG shareholders.

On March 18, 2025, the shareholders of Omnicom and Interpublic each approved the acquisition of Interpublic at each company’s special meeting of stockholders held that day.

We have secured regulatory approvals for Omnicom’s pending acquisition of IPG in all required jurisdictions other than the European Union (“EU”). We are continuing to pursue the required EU regulatory approval and expect that the acquisition will close by the end of November 2025.

If the Merger Agreement is terminated under certain circumstances, including if Omnicom terminates the agreement as a result of a willful and material breach of our non-solicitation obligations under the Merger Agreement, then we will be obligated to pay a termination fee of $439.0 to Omnicom (the “IPG Termination Fee”). We will also be obligated to pay the IPG Termination Fee if we breach the Merger Agreement in a manner that Omnicom’s closing conditions not being satisfied and the breach cannot be cured by the specified outside date and, in any such case, within 12 months after the termination date a competing proposal to acquire 50% or more of the business, assets or outstanding shares of IPG has been publicly announced and consummated, or a definitive agreement in respect of such competing proposal has been signed.

During the three and nine months ended September 30, 2025, $22.8 and $38.5, respectively, of deal costs were incurred related to the planned acquisition of IPG by Omnicom. Deal costs comprised of legal, professional, filing fees, and retention-related compensation expenses were recorded within selling, general and administrative expenses, with the exception of $4.1 recorded within salaries, benefits, and related expenses for both the three and nine months ended September 30, 2025.

On August 11, 2025, in connection with the planned merger, Omnicom commenced an offer to exchange any and all of our outstanding 4.650% Senior Notes due 2028, 4.750% Senior Notes due 2030, 2.400% Senior Notes due 2031, 5.375% Senior Notes due 2033, 3.375% Senior Notes due 2041, and 5.400% Senior Notes due 2048 (collectively, the “IPG Senior Notes”) for up to $2.95 billion in aggregate principal amount of new Omnicom notes and cash, and solicited consents to amend the indentures governing the IPG Senior Notes (the “Proposed Amendments”). On August 25, 2025, Omnicom and IPG announced that Omnicom has received sufficient consents to consummate the consent solicitations, and that IPG executed a supplemental indenture (the “New IPG Supplemental Indenture”) to the existing IPG indentures related to the IPG Senior Notes in order to effect the Proposed Amendments. The Proposed Amendments will become operative upon the consummation of the exchange offers, which are currently set to expire on November 28, 2025, subject to further extension, and which are subject to the closing of the merger and certain other conditions.

Note 3: Revenue

Disaggregation of Revenue

We have three reportable segments as of September 30, 2025: MD&E, IA&C and SC&E, as further discussed in Note 12. MD&E principally generates revenue from providing global media and communications services, digital services and products, advertising and marketing technology, e-commerce services, data management and analytics, strategic consulting, and digital brand experience. IA&C principally generates revenue from providing advertising, corporate and brand identity services, and strategic consulting. SC&E generates revenue from providing best-in-class global public relations and communications services, events, sports and entertainment marketing, and strategic consulting. Our agencies are located in over 100 countries, including every significant world market. Our geographic revenue breakdown is listed below.

	Three months ended September 30,		Nine months ended September 30,
Total revenue:	2025	2024	2025	2024
United States	$1,607.7	$1,699.5	$4,826.7	$5,117.3
International:
United Kingdom	223.2	236.3	618.7	684.7
Continental Europe	226.0	211.7	663.5	645.1
Asia Pacific	169.0	190.8	489.1	566.5
Latin America	96.7	117.9	269.3	320.7
Other	171.4	172.6	486.1	500.4

Total International	886.3	929.3	2,526.7	2,717.4

Total Consolidated	$2,494.0	$2,628.8	$7,353.4	$7,834.7

	Three months ended September 30,		Nine months ended September 30,
Revenue before billable expenses:	2025	2024	2025	2024
United States	$1,399.3	$1,467.8	$4,183.8	$4,469.6
International:
United Kingdom	181.4	193.8	518.8	565.5
Continental Europe	180.0	177.5	551.8	556.2
Asia Pacific	144.8	156.9	404.3	467.0
Latin America	88.0	111.9	247.3	301.2
Other	142.1	134.8	398.6	393.2

Total International	736.3	774.9	2,120.8	2,283.1

Total Consolidated	$2,135.6	$2,242.7	$6,304.6	$6,752.7

MD&E	Three months ended September 30,		Nine months ended September 30,
Total revenue:	2025	2024	2025	2024
United States	$619.0	$662.2	$1,838.4	$1,978.9
International	335.1	379.3	973.7	1,104.3

Total MD&E	$954.1	$1,041.5	$2,812.1	$3,083.2

Revenue before billable expenses:
United States	$613.7	$656.3	$1,826.9	$1,966.1
International	325.1	368.9	947.0	1,077.7

Total MD&E	$938.8	$1,025.2	$2,773.9	$3,043.8

IA&C	Three months ended September 30,		Nine months ended September 30,
Total revenue:	2025	2024	2025	2024
United States	$574.9	$574.0	$1,696.8	$1,827.1
International	365.2	368.9	1,056.2	1,086.0

Total IA&C	$940.1	$942.9	$2,753.0	$2,913.1

Revenue before billable expenses:
United States	$540.8	$546.6	$1,610.8	$1,748.1
International	307.3	302.8	879.8	899.0

Total IA&C	$848.1	$849.4	$2,490.6	$2,647.1

SC&E	Three months ended September 30,		Nine months ended September 30,
Total revenue:	2025	2024	2025	2024
United States	$413.8	$463.3	$1,291.5	$1,311.3
International	186.0	181.1	496.8	527.1

Total SC&E	$599.8	$644.4	$1,788.3	$1,838.4

Revenue before billable expenses:
United States	$244.8	$264.9	$746.1	$755.4
International	103.9	103.2	294.0	306.4

Total SC&E	$348.7	$368.1	$1,040.1	$1,061.8

Contract Balances

The following table provides information about receivables, contract assets and contract liabilities from contracts with customers.

	September 30, 2025	December 31, 2024
Accounts receivable, net of allowance of $39.7 and $37.0, respectively	$4,946.4	$5,649.7
Accounts receivable, billable to clients	2,073.6	2,088.4
Contract assets	49.9	50.1
Contract liabilities (deferred revenue)	595.7	509.0

Contract assets are primarily comprised of contract incentives that are generally satisfied annually under the terms of our contracts and are transferred to accounts receivable when the right to payment becomes unconditional. Contract liabilities relate to advance consideration received from customers under the terms of our contracts primarily related to reimbursements of third-party expenses, whether we act as principal or agent, and to a lesser extent, periodic retainer fees, both of which are generally recognized shortly after billing.

The majority of our contracts are for periods of one year or less with the exception of our data management contracts. For those contracts with a term of more than one year, we had approximately $517.4 of unsatisfied performance obligations as of September 30, 2025, which will be recognized as services are performed over the remaining contractual terms through 2030.

Note 4: Debt and Credit Arrangements

Long-Term Debt

A summary of the carrying amounts of our long-term debt is listed below.

	Effective Interest Rate	September 30, 2025	December 31, 2024
4.650% Senior Notes due 2028 (less unamortized discount and issuance costs of $0.6 and $1.3, respectively)	4.780%	$498.1	$497.6
4.750% Senior Notes due 2030 (less unamortized discount and issuance costs of $1.9 and $2.8, respectively)	4.920%	645.3	644.6
2.400% Senior Notes due 2031 (less unamortized discount and issuance costs of $0.5 and $2.5, respectively)	2.512%	497.0	496.6
5.375% Senior Notes due 2033 (less unamortized discount and issuance costs of $3.1 and $2.5, respectively)	5.650%	294.5	294.0
3.375% Senior Notes due 2041 (less unamortized discount and issuance costs of $0.9 and $4.5, respectively)	3.448%	494.6	494.4
5.400% Senior Notes due 2048 (less unamortized discount and issuance costs of $2.5 and $4.3, respectively)	5.480%	493.2	493.1
Other notes payable and finance leases		0.4	0.3

Total long-term debt		2,923.1	2,920.6
Less: current portion		0.1	0.1

Long-term debt, excluding current portion		$2,923.0	$2,920.5

As of September 30, 2025 and December 31, 2024, the estimated fair value of the Company’s long-term debt was $2,751.9 and $2,702.0, respectively. Refer to Note 13 for details.

Credit Agreement

We maintain a committed corporate credit facility, originally dated as of July 18, 2008, which has been amended and restated from time to time (the “Credit Agreement”). We use our Credit Agreement to increase our financial flexibility, to provide letters of credit primarily to support obligations of our subsidiaries and to support our commercial paper program. On May 29, 2024, we amended and restated the Credit Agreement. As amended, among other things, the maturity date of the Credit Agreement was extended to May 29, 2029, and the cost structure of the Credit Agreement was changed. The Credit Agreement continues to include a required leverage ratio of not more than 3.50 to 1.00, among other customary covenants, including limitations on our liens and the liens of our consolidated subsidiaries and limitations on the incurrence of subsidiary debt. At the election of the Company, the leverage ratio may be changed to not more than 4.00 to 1.00 for four consecutive quarters, beginning with the fiscal quarter in which there is an occurrence of one or more acquisitions with an aggregate purchase price of at least $200.0.

The Credit Agreement is a revolving facility, under which amounts borrowed by us or any of our subsidiaries designated under the Credit Agreement may be repaid and reborrowed, subject to an aggregate lending limit of $1,500.0, or the equivalent in other currencies. The Company has the ability to increase the commitments under the Credit Agreement from time to time by an additional amount of up to $250.0, provided the Company receives commitments for such increases and satisfies certain other conditions. The aggregate available amount of letters of credit outstanding may decrease or increase, subject to a sublimit of $50.0, or the equivalent in other currencies. Our obligations under the Credit Agreement are unsecured. As of September 30, 2025, there were no borrowings under the Credit Agreement; however, we had $9.1 of letters of credit under the Credit Agreement, which reduced our total availability to $1,490.9. We were in compliance with all of our covenants in the Credit Agreement as of September 30, 2025.

Uncommitted Lines of Credit

We also have uncommitted lines of credit with various banks that permit borrowings at variable interest rates and that are primarily used to fund working capital needs. We have guaranteed the repayment of some of these borrowings made by certain subsidiaries. If we lose access to these credit lines, we would have to provide funding directly to some of our operations. As of September 30, 2025, the Company had uncommitted lines of credit in an aggregate amount of $676.7, under which we had outstanding borrowings of $56.8 classified as short-term borrowings on our Consolidated Balance Sheet. The average amount outstanding during the third quarter of 2025 was $40.2 with a weighted-average interest rate of approximately 7.4%.

Commercial Paper

The Company is authorized to issue unsecured commercial paper up to a maximum aggregate amount outstanding at any time of $1,500.0. Borrowings under the program are supported by the Credit Agreement described above. Proceeds of the commercial paper are used for working capital and general corporate purposes, including the repayment of maturing indebtedness and other short-term liquidity needs. The maturities of the commercial paper vary but may not exceed 397 days from the date of issue. During the third quarter of 2025, there was no commercial paper activity and, as of September 30, 2025, there was no commercial paper outstanding.

Note 5: Earnings Per Share

The following sets forth basic and diluted earnings per common share available to IPG common stockholders.

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Net income available to IPG common stockholders	$124.2	$20.1	$201.3	$345.0
Weighted-average number of common shares outstanding—basic	365.0	373.9	368.4	376.2
Dilutive effect of stock options and restricted shares	3.0	2.9	2.5	2.5

Weighted-average number of common shares outstanding—diluted	368.0	376.8	370.9	378.7

Earnings per share available to IPG common stockholders:
Basic	$0.34	$0.05	$0.55	$0.92
Diluted	$0.34	$0.05	$0.54	$0.91

Note 6: Supplementary Data

Accrued Liabilities

The following table presents the components of accrued liabilities.

	September 30, 2025	December 31, 2024
Salaries, benefits and related expenses	$384.3	$432.1
Interest	37.9	37.5
Income taxes payable	0.1	80.3
Office and related expenses	16.4	18.7
Acquisition obligations	0.3	5.3
Restructuring charges	74.9	0.4
Other	101.6	87.3

Total accrued liabilities	$615.5	$661.6

Other Expense, Net

Results of operations for the three and nine months ended September 30, 2025 and 2024 include certain items that are not directly associated with our revenue-producing operations.

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Net gains/(losses) on sales of businesses	$4.5	$(1.7)	$(30.0)	$(6.4)
Other	(10.2)	(1.0)	(14.0)	(7.0)

Total other expense, net	$(5.7)	$(2.7)	$(44.0)	$(13.4)

Net gains/(losses) on sales of businesses - During the three and nine months ended September 30, 2025 and 2024, the amounts recognized primarily related to business disposal activities, including the classification of certain assets and liabilities as held for sale, within our MD&E, IA&C and SC&E reportable segments.

Other - During the three and nine months ended September 30, 2025 and the three and nine months ended September 30, 2024, the amounts recognized were primarily related to pension and post-retirement costs, which were partially offset by changes in the fair market value of equity investments for the nine months ended September 30, 2025.

Share Repurchase Programs

On February 11, 2025, the Board authorized a share repurchase program to repurchase from time to time up to $155.0, excluding fees, of our common stock.

We may effect such repurchases through open market purchases, trading plans established in accordance with U.S. Securities and Exchange Commission (“SEC”) rules, derivative transactions or other means. The timing and amount of repurchases in future periods will depend on market conditions and other funding requirements.

The following table presents our share repurchase activity under our share repurchase programs for the nine months ended September 30, 2025 and 2024.

	Nine months ended September 30,
	2025	2024
Number of shares repurchased	10.1	7.3
Aggregate cost, including fees[1]	$257.4	$230.1
Average price per share, including fees	$25.39	$31.40

1	The amount for the nine months ended September 30, 2025 and 2024 excludes $2.1 and $1.9 of estimated excise tax on net share repurchases, respectively.

As of September 30, 2025, $68.1, excluding fees, remains available for repurchase under the 2025 share repurchase program. There is no expiration date associated with the share repurchase program.

Redeemable Non-controlling Interests

Many of our acquisitions include provisions under which the non-controlling equity owners may require us to purchase additional interests in a subsidiary at their discretion. Redeemable non-controlling interests are adjusted quarterly, if necessary, to their estimated redemption value, but not less than their initial fair value. Any adjustments to the redemption value impact retained earnings or additional paid in capital, except for foreign currency translation adjustments.

The following table presents changes in our redeemable non-controlling interests.

	Nine months ended September 30,
	2025	2024
Balance at beginning of period	$45.6	$42.3
Change in related non-controlling interests balance	(1.9)	1.3
Changes in redemption value of redeemable non-controlling interests:
Additions	8.6	2.7
Redemptions and other	(15.6)	(6.1)
Redemption value adjustments	(20.2)	5.1
Currency translation adjustments	0.5	0.3

Balance at end of period	$17.0	$45.6

Held for Sale

Long-lived assets (disposal groups) to be sold are classified as held for sale in the period which all criteria are met. The Company measures assets (disposal group) held for sale at the lower of their carrying value or fair value less cost to sell.

During the third quarter of 2025, management determined that the assets and liabilities of an agency within our SC&E segment, met the criteria to be presented as held for sale. The planned disposal is expected to be completed within twelve months of designation and does not constitute a strategic shift of the Company’s operations and therefore does not meet the discontinued operations criteria.

Any differences due to changes in fair values less costs to sell or carrying values for disposal groups will be recognized as a gain or loss in future financial statements. See further discussion below in the “Goodwill” section within Note 6.

The following table sets provides a reconciliation of the carrying amounts of major classes of assets and liabilities held for sale, respectively, to the amounts presented in the Company’s consolidated balance sheets as of September 30, 2025.

September 30, 2025
ASSETS:
Cash and cash equivalents	$7.8
Accounts receivable	45.1
Accounts receivable, billable to clients	91.4
Other current assets	1.4
Goodwill and other intangibles	45.0
Deferred income taxes	1.7
Other non-current assets	3.6

TOTAL ASSETS HELD FOR SALE	$196.0

LIABILITIES:
Accounts payable	$117.0
Accrued liabilities	2.0
Other current Liabilities	0.5
Other non-current liabilities	1.8

TOTAL LIABILITIES HELD FOR SALE	$121.3

NET ASSETS HELD FOR SALE	$74.7

Goodwill

Goodwill is the excess purchase price remaining from an acquisition after an allocation of purchase price has been made to identifiable assets acquired and liabilities assumed based on estimated fair values.

During the third quarter of 2025, an agency that comprised a significant portion of a reporting unit within our SC&E segment was classified as held for sale. Additionally, the Company transferred certain agencies between operating segments as of January 1, 2025, April 1, 2025 and September 1, 2025. The agency transfers that occurred as of April 1, 2025 resulted in certain changes to our reporting units and reportable segments. We have allocated goodwill to our reporting units, including the remaining reporting unit subsequent to the held for sale classification, using a relative fair value approach. In addition, we completed an assessment of any potential goodwill impairment for all impacted reporting units immediately prior and subsequent to the reallocations, and held for sale classification, and determined that no impairment existed.

The following table sets forth details of changes in goodwill by reportable segment of the Company:

	MD&E	IA&C	SC&E	Total
Balance at December 31, 2024[1]	$2,332.8	$1,681.8	$674.8	$4,689.4
Goodwill Reallocation	2.7	(2.7)	—	—
Acquisitions/(Dispositions)[2]	48.2	—	(45.0)	3.2
Foreign currency and other	14.7	35.6	7.5	57.8

Balance at September 30, 2025[1]	$2,398.4	$1,714.7	$637.3	$4,750.4

1	The goodwill balances at December 31, 2024 and September 30, 2025 include $207.2 of accumulated impairment within the MD&E reportable segment.
2

The amount for the nine months ended September 30, 2025 within our MD&E segment is due to the acquisition of an e-commerce, intelligence platform, for which we paid $54.2, net of cash acquired. The amount for the nine months ended September 30, 2025 within our SC&E segment represents goodwill allocated to a business which is held for sale.

Note 7: Income Taxes

For the three and nine months ended September 30, 2025, our income tax rate was negatively impacted by losses related to the disposition of previously held for sale entities for which we recorded a nominal tax benefit and by losses in certain foreign jurisdictions where we receive no tax benefit due to 100% valuation allowances. This was partially offset by the release of previously recorded reserves for tax contingencies.

On July 4, 2025, the “One Big Beautiful Bill Act” (OBBBA) was signed into law in the U.S., which contains a broad range of significant tax reform provisions. The Company is currently evaluating the full effects of these legislative changes and does not anticipate a material impact.

We have various tax years under examination by tax authorities in the U.S., in various countries, and in various states and localities, such as New York City, in which we have significant business operations. It is not yet known whether these examinations will, in the aggregate, result in our paying additional taxes. We believe our tax reserves are adequate in relation to the potential for additional assessments in each of the jurisdictions in which we are subject to taxation. We regularly assess the likelihood of additional tax assessments in those jurisdictions and, if necessary, adjust our reserves as additional information or events require.

With respect to all tax years open to examination by U.S. federal, various state and local, and non-U.S. tax authorities, we currently anticipate that total unrecognized tax benefits will decrease by an amount between $90.0 and $100.0 in the next twelve months, a portion of which will affect our effective income tax rate, primarily as a result of the settlement of tax examinations and the lapsing of statutes of limitations. This net decrease is related to various items of income and expense, primarily transfer pricing adjustments.

We are effectively settled with respect to U.S. federal income tax audits through 2020. With limited exceptions, we are no longer subject to state and local income tax audits for years prior to 2015 or non-U.S. income tax audits for years prior to 2011.

Note 8: Restructuring Charges

Restructuring charges for the three and nine months ended September 30, 2025 consist of new actions taken in the first nine months of 2025. Restructuring charges for the three and nine months ended September 30, 2024 represent adjustments to the 2022 Real Estate Actions, as well as adjustments to the actions taken in 2020. The components of restructuring charges for the three and nine months ended September 30, 2025 and 2024 are listed below.

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Severance and termination costs	$44.3	$—	$177.7	$—
Lease impairment costs	14.6	0.4	108.0	1.3
Other related costs	70.6	0.1	165.1	0.1

Total restructuring charges	$129.5	$0.5	$450.8	$1.4

2025 Restructuring Actions

In the first quarter of 2025, management initiated restructuring actions, as previously disclosed, which are designed to transform our business, enhance our offerings and drive significant structural expense savings. Management currently expects the total charges in connection with these actions to be approximately $450.0 - $475.0, a portion being non-cash, which is subject to change upon finalization of the actions. Actions are expected to be completed by the end of 2025.

During the three months ended September 30, 2025, severance and termination costs related to a planned reduction in workforce of approximately 800 employees. During the nine months ended September 30, 2025, severance and termination costs related to a planned reduction in workforce of approximately 3,200 employees. The employee groups affected include executive, regional and account management as well as administrative, creative and media production personnel.

Lease impairment costs, which relate to the office spaces that were vacated as part of the 2025 restructuring actions and reduced our occupied global real estate footprint by approximately 135,000 and 730,000 square feet for the three and nine months ended September 30, 2025, respectively, included impairments of operating lease right-of-use assets. Lease impairments were calculated based on estimated fair values using market participant assumptions including forecasted net discounted cash flows related to the operating lease right-of-use assets.

Other related costs primarily include leasehold improvements and furniture and asset retirement obligations associated with office spaces vacated as part of the 2025 restructuring actions, third-party costs to assist in identifying areas of structural expense savings in relation to our restructuring initiatives, write-offs of unutilized assets, and losses on sales of equity and debt investments. Leasehold improvements and furniture and asset retirement obligations were estimated using market participant assumptions including forecasted net discounted cash flows.

A summary of the restructuring activities related to the 2025 restructuring actions is as follows:

	2025 Restructuring Actions
	Restructuring Expense	Non-Cash Items	Cash Payments	Liability at September 30, 2025
Severance and termination costs	$177.7	$4.7	$122.0	$51.0
Lease impairment costs	108.0	107.8	0.2	0.0
Other related costs	165.1	67.3	73.9	23.9

Total	$450.8	$179.8	$196.1	$74.9

2022 Real Estate Actions & 2020 Restructuring Plan

There were no adjustments to the 2020 Plan and 2022 Real Estate Actions for the three and nine months ended September 30, 2025. Net restructuring charges of $0.5 and $1.4 for the three and nine months ended September 30, 2024, respectively were related to adjustments to our restructuring actions taken in 2020 and 2022.

Note 9: Incentive Compensation Plans

We issue stock-based compensation and cash awards to our employees under various plans established by the Compensation and Leadership Talent Committee of the Board of Directors (the “Compensation Committee”) and approved by our stockholders. We issued the following stock-based awards under the 2019 Performance Incentive Plan (the “2019 PIP”) during the nine months ended September 30, 2025.

	Awards	Weighted-average grant-date fair value (per award)
Restricted stock (units)	1.6	$27.07
Performance-based stock (shares)	3.0	$23.64
Cash-settled awards	0.1	$27.19

Total stock-based compensation awards	4.7

During the nine months ended September 30, 2025, the Compensation Committee granted performance cash awards under the 2019 PIP and restricted cash awards under the 2020 Restricted Cash Plan with a total annual target value of $1.3 and $8.7, respectively. Cash awards are expensed over the vesting period, which is typically three years for performance cash awards and two years or three years for restricted cash awards.

Note 10: Accumulated Other Comprehensive Loss, Net of Tax

The following tables present the changes in accumulated other comprehensive loss, net of tax, by component.

	Foreign Currency Translation Adjustments	Derivative Instruments	Defined Benefit Pension and Other Postretirement Plans	Total
Balance as of December 31, 2024	$(940.8)	$30.7	$(202.5)	$(1,112.6)
Other comprehensive income before reclassifications	189.2	—	—	189.2
Amount reclassified from accumulated other comprehensive loss, net of tax	20.3	(2.2)	11.4	29.5

Balance as of September 30, 2025	$(731.3)	$28.5	$(191.1)	$(893.9)

	Foreign Currency Translation Adjustments	Derivative Instruments	Defined Benefit Pension and Other Postretirement Plans	Total
Balance as of December 31, 2023	$(789.1)	$33.5	$(190.6)	$(946.2)
Other comprehensive (loss) income before reclassifications	(3.8)	—	0.8	(3.0)
Amount reclassified from accumulated other comprehensive loss, net of tax	1.2	(2.1)	4.0	3.1

Balance as of September 30, 2024	$(791.7)	$31.4	$(185.8)	$(946.1)

Amounts reclassified from accumulated other comprehensive loss, net of tax, for the three and nine months ended September 30, 2025 and 2024 are as follows:

	Three months ended September 30,		Nine months ended September 30,		Affected Line Item in the Consolidated Statements of Operations
	2025	2024	2025	2024
Foreign currency translation adjustments	$—	$1.2	$20.3	$1.2	Other expense, net
Net gain on derivative instruments	(0.9)	(1.0)	(2.9)	(2.8)	Other expense, net, Interest expense
Amortization of defined benefit pension and postretirement plan items	10.8	1.8	15.3	5.4	Other expense, net
Tax effect	(2.6)	(0.2)	(3.2)	(0.7)	Provision for income taxes

Total amount reclassified from accumulated other comprehensive loss, net of tax	$7.3	$1.8	$29.5	$3.1

Note 11: Employee Benefits

We have a defined benefit pension plan that covers certain U.S. employees (the “Domestic Pension Plan”). We also have numerous funded and unfunded plans outside the U.S. The Interpublic Limited Pension Plan in the U.K. (the “U.K. Pension Plan”) is a defined benefit plan and is our most material foreign pension plan in terms of the benefit obligation and plan assets. Some of our domestic and foreign subsidiaries provide postretirement health benefits and life insurance to eligible employees and, in certain cases, their dependents. The domestic postretirement benefit plan is our most material postretirement benefit plan in terms of the benefit obligation. Certain immaterial foreign pension and postretirement benefit plans have been excluded from the table below.

In December 2023, the U.K. Pension Plan entered into an agreement with an insurance company to purchase a group annuity, or “buy-in”, that matches the plan’s future projected benefit obligations to covered participants. As part of the annuity purchase contract, the U.K. Pension Plan has the option to complete a “buy-out”, which would transfer all liabilities of the plan to the insurer, which the Company anticipates to be completed in 2026. The non-cash settlement charge, net of tax, associated with the transaction is currently estimated to be approximately $180.0 to $200.0 and is subject to finalization of terms and changes in the British Pound Sterling.

In June 2025, participants of our Domestic Pension Plan were provided the option to request lump sum distributions, which resulted in a partial settlement of the plan. The lump sum election window ended August 4, 2025. A non-cash settlement charge, net of tax, of $6.5 was incurred in the third quarter of 2025. The Company also expects to make an incremental contribution to the plan in the fourth quarter of 2025 of approximately $16.0.

The components of net periodic cost for the Domestic Pension Plan, the significant foreign pension plans and the domestic postretirement benefit plan are listed below.

	Domestic Pension Plan		Foreign Pension Plans		Domestic Postretirement Benefit Plan
Three Months Ended September 30,	2025	2024	2025	2024	2025	2024
Service cost	$0.0	$0.0	$0.8	$0.8	$0.0	$0.0
Interest cost	0.9	1.0	4.2	3.8	0.2	0.2
Expected return on plan assets	(0.7)	(0.7)	(4.4)	(3.8)	0.0	0.0
Settlements	8.7	0.0	(0.2)	(0.1)	0.0	0.0
Amortization of:
Prior service cost	0.0	0.0	0.0	0.1	0.0	0.0
Unrecognized actuarial losses	0.5	0.3	1.7	1.5	0.1	0.0

Net periodic cost	$9.4	$0.6	$2.1	$2.3	$0.3	$0.2

	Domestic Pension Plan		Foreign Pension Plans		Domestic Postretirement Benefit Plan
Nine Months Ended September 30,	2025	2024	2025	2024	2025	2024
Service cost	$0.0	$0.0	$2.5	$2.5	$0.0	$0.0
Interest cost	2.6	2.8	12.2	11.1	0.6	0.6
Expected return on plan assets	(2.0)	(2.1)	(12.9)	(11.1)	0.0	0.0
Settlements	8.7	0.0	(0.2)	(0.2)	0.0	0.0
Amortization of:
Prior service cost	0.0	0.0	0.0	0.1	0.0	0.0
Unrecognized actuarial losses	1.5	1.1	5.1	4.4	0.2	0.0

Net periodic cost	$10.8	$1.8	$6.7	$6.8	$0.8	$0.6

The components of net periodic cost other than the service cost component are included in the line item “Other expense, net” in the Consolidated Statements of Operations.

During the nine months ended September 30, 2025, we contributed $0.0 and $7.4 of cash to our domestic and foreign pension plans, respectively. For the remainder of 2025, we expect to contribute approximately $16.0 and $2.0 of cash to our domestic and foreign pension plans, respectively.

Note 12: Segment Information

IPG’s agency brands are grouped into reportable segments based on the agencies’ primary capabilities. As of September 30, 2025, we have three reportable segments: MD&E, IA&C, and SC&E. We also report results for the “Corporate and other” group.

MD&E primarily provides, and is distinguished by innovative capabilities and scale in, global media and communications services, digital services and products, advertising and marketing technology, e-commerce services, data management and analytics, strategic consulting, and digital brand experience. MD&E is comprised of IPG Mediabrands, UM, Initiative, KINESSO, Acxiom and MRM.

IA&C primarily provides advertising, corporate and brand identity services, and strategic consulting. IA&C is distinguished by the leading role of complex integrations of ideation and the execution of advertising and creative campaigns across all communications channels that are foundational to client brand identities. IA&C is comprised of leading global networks and agencies that provide a broad range of services, including McCann Worldgroup, IPG Health, MullenLowe Group, Foote, Cone & Belding (“FCB”), and our domestic integrated agencies.

SC&E primarily provides best-in-class global public relations and other specialized communications services, events, sports and entertainment marketing, and strategic consulting. SC&E is comprised of agencies that provide a range of marketing services expertise, including Weber Shandwick, Golin, our sports, entertainment, and experiential agencies, and IPG DXTRA Health.

Certain prior period amounts, wherever applicable, have been recast to reflect the transfer of certain agencies between reportable segments.

We continue to evaluate our financial reporting structure, and the profitability measure employed by our chief operating decision maker for allocating resources to operating divisions and assessing operating division performance is segment EBITA. Summarized financial information concerning our reportable segments is shown in the following table.

Three Months Ended September 30, 2025	MD&E	IA&C	SC&E	Total
Total revenue	$954.1	$940.1	$599.8	$2,494.0
Revenue before billable expenses	938.8	848.1	348.7	2,135.6
Base salaries, benefits and tax	498.4	523.0	210.6
Incentive expense	21.6	17.0	7.3
Severance expense	0.5	2.5	1.3
Temporary help	19.0	39.2	11.8
Office and other direct expenses	164.0	99.8	40.7
Depreciation and amortization[1]	22.6	11.4	2.9
Restructuring charges[2]	37.1	24.5	11.6
Other segment items[3]	17.4	104.9	254.2

Segment EBITA	$173.5	$117.8	$59.4	$350.7

Amortization of acquired intangibles	22.8	0.6	0.4
Capital expenditures	14.4	6.5	2.4

1	Excludes amortization of acquired intangibles.
2	Non-cash lease impairment costs were comprised of $12.5 at MD&E, $0.7 at IA&C and $1.3 at SC&E for the three months ended September 30, 2025.
3	Includes billable expenses and other salaries and related expenses.

Three Months Ended September 30, 2024	MD&E	IA&C	SC&E	Total
Total revenue	$1,041.5	$942.9	$644.4	$2,628.8
Revenue before billable expenses	1,025.2	849.4	368.1	2,242.7
Base salaries, benefits and tax	548.5	535.9	216.8
Incentive expense	36.2	7.1	6.6
Severance expense	7.0	14.5	3.4
Temporary help	22.3	33.7	11.8
Office and other direct expenses	183.1	101.4	42.6

Depreciation and amortization[1]	27.6	12.7	3.4
Restructuring charges[2]	0.5	—	—
Other segment items[3]	20.8	104.1	281.4

Segment EBITA	$195.5	$133.5	$78.4	$407.4

Amortization of acquired intangibles	19.2	0.8	0.3
Impairment of Goodwill	232.1	—	—
Capital expenditures	18.2	7.6	5.4

1	Excludes amortization of acquired intangibles.
2	Non-cash lease impairment costs were comprised of $0.4 at MD&E for the three months ended September 30, 2024.
3	Includes billable expenses and other salaries and related expenses.

Nine Months Ended September 30, 2025	MD&E	IA&C	SC&E	Total
Total revenue	$2,812.1	$2,753.0	$1,788.3	$7,353.4
Revenue before billable expenses	2,773.9	2,490.6	1,040.1	6,304.6
Base salaries, benefits and tax	1,483.1	1,586.4	638.1
Incentive expense	102.0	67.0	26.4
Severance expense	2.3	6.5	2.4
Temporary help	54.7	110.7	34.0
Office and other direct expenses	509.4	312.8	126.7
Depreciation and amortization[1]	70.1	35.2	9.4
Restructuring charges[2]	113.3	139.0	41.1
Other segment items[3]	41.1	296.8	760.2

Segment EBITA	$436.1	$198.6	$150.0	$784.7

Amortization of acquired intangibles	62.1	2.2	1.0
Capital expenditures	42.0	15.9	3.6

1	Excludes amortization of acquired intangibles.
2	Non-cash lease impairment costs were comprised of $32.2 at MD&E, $40.0 at IA&C and $12.2 at SC&E for the nine months ended September 30, 2025.
3	Includes billable expenses and other salaries and related expenses.

Nine Months Ended September 30, 2024	MD&E	IA&C	SC&E	Total
Total revenue	$3,083.2	$2,913.1	$1,838.4	$7,834.7
Revenue before billable expenses	3,043.8	2,647.1	1,061.8	6,752.7
Base salaries, benefits and tax	1,697.9	1,665.3	656.7
Incentive expense	104.3	57.1	28.7
Severance expense	43.4	51.8	12.2
Temporary help	71.3	105.6	33.7
Office and other direct expenses	564.5	315.5	127.6
Depreciation and amortization[1]	81.0	37.8	10.5
Restructuring charges[2]	0.8	0.3	0.3
Other segment items[3]	54.7	300.8	792.9

Segment EBITA	$465.3	$378.9	$175.8	$1,020.0

Amortization of acquired intangibles	57.6	2.6	1.2
Impairment of Goodwill	232.1	—	—
Capital expenditures	57.2	16.5	8.2

1	Excludes amortization of acquired intangibles.
2	Non-cash lease impairment costs were comprised of $0.6 at MD&E, $0.3 at IA&C and $0.3 at SC&E for the nine months ended September 30, 2024.
3	Includes billable expenses and other salaries and related expenses.

	September 30, 2025	December 31, 2024
Total assets:
MD&E	$9,652.7	$10,253.0
IA&C	4,508.1	4,545.0
SC&E	1,701.2	1,758.9
Corporate and Other	1,103.3	1,768.9

Total	$16,965.3	$18,325.8

The following table presents the reconciliation of segment EBITA to Income before income taxes.

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
MD&E EBITA	$173.5	$195.5	$436.1	$465.3
IA&C EBITA	117.8	133.5	198.6	378.9
SC&E EBITA	59.4	78.4	150.0	175.8

Total segment EBITA	350.7	407.4	784.7	1,020.0

Corporate and other1	(107.9)	(22.1)	(298.7)	(91.2)
Less: consolidated amortization of acquired intangibles	23.8	20.3	65.3	61.4
Less: impairment of goodwill	—	232.1	—	232.1

Operating income	219.0	132.9	420.7	635.3
Total (expenses) and other income	(30.3)	(23.4)	(108.4)	(69.5)

Income before income taxes	$188.7	$109.5	$312.3	$565.8

1

Includes restructuring charges of $56.3 and $157.4 for the third quarter and first nine months of September 30, 2025, respectively, including non-cash lease impairment costs of $0.1 and $23.4, respectively.

Note 13: Fair Value Measurements

Authoritative guidance for fair value measurements establishes a fair value hierarchy which requires us to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. There are three levels of inputs that may be used to measure fair value:

Level 1	Unadjusted quoted prices in active markets for identical assets or liabilities. An active market for the asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2	Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Financial Instruments that are Measured at Fair Value on a Recurring Basis

We primarily apply the market approach to determine the fair value of financial instruments that are measured at fair value on a recurring basis. There were no changes to our valuation techniques used to determine the fair value of financial instruments during the nine months ended September 30, 2025. The following tables present information about our financial instruments measured at fair value on a recurring basis as of September 30, 2025 and December 31, 2024, and indicate the fair value hierarchy of the valuation techniques utilized to determine such fair value.

	September 30, 2025				Balance Sheet Classification
	Level 1	Level 2	Level 3	Total
Assets
Cash equivalents	$721.5	$—	$—	$721.5	Cash and cash equivalents
Liabilities
Contingent acquisition obligations [1]	$—	$—	$0.3	$0.3	Accrued liabilities and Other non-current liabilities

	December 31, 2024				Balance Sheet Classification
	Level 1	Level 2	Level 3	Total
Assets
Cash equivalents	$1,139.5	$—	$—	$1,139.5	Cash and cash equivalents
Liabilities
Contingent acquisition obligations 1	$—	$—	$5.5	$5.5	Accrued liabilities and Other non-current liabilities

1

Contingent acquisition obligations includes deferred acquisition payments and unconditional obligations to purchase additional non-controlling equity shares of consolidated subsidiaries. Fair value measurement of the obligations is based upon actual and projected operating performance targets as specified in the related agreements. The decrease in this balance of $(5.2) from December 31, 2024 to September 30, 2025 is primarily due to payments related to our deferred acquisitions payments from prior-year acquisitions. The amounts payable within the next twelve months are classified in accrued liabilities; any amounts payable thereafter are classified in other non-current liabilities.

Financial Instruments that are not Measured at Fair Value on a Recurring Basis

The following table presents information about our financial instruments that are not measured at fair value on a recurring basis as of September 30, 2025 and December 31, 2024, and indicates the fair value hierarchy of the valuation techniques utilized to determine such fair value.

	September 30, 2025				December 31, 2024
	Level 1	Level 2	Level 3	Total	Level 1	Level 2	Level 3	Total
Total long-term debt	$—	$2,751.6	$0.3	$2,751.9	$—	$2,701.6	$0.4	$2,702.0

Our long-term debt is comprised of senior notes and other notes payable. The fair value of our senior notes, which are traded over-the-counter, is based on quoted prices in markets that are not active. Therefore, these senior notes are classified as Level 2. Our other notes payable are not actively traded, and their fair value is not solely derived from readily observable inputs. The fair value of our other notes payable is determined based on a discounted cash flow model and other proprietary valuation methods, and therefore is classified as Level 3. See Note 4 for further information on our long-term debt.

The discount rates used as significant unobservable inputs in the Level 3 fair value measurements of our contingent acquisition obligations and long-term debt as of September 30, 2025 ranged from 4.0% to 6.0%.

Non-financial Assets and Liabilities that are Measured at Fair Value on a Nonrecurring Basis

Certain non-financial assets and liabilities are measured at fair value on a nonrecurring basis, primarily goodwill (Level 3), intangible assets, and property and equipment. Accordingly, these assets are not measured and adjusted to fair value on an ongoing basis but are subject to periodic evaluations for potential impairment.

Note 14: Commitments and Contingencies

Guarantees

As discussed in our 2024 Annual Report, we have guaranteed certain obligations of our subsidiaries relating principally to operating leases and uncommitted lines of credit of certain subsidiaries. As of September 30, 2025 and December 31, 2024, the amount of parent company guarantees on lease obligations was $364.7 and $416.1, respectively, the amount of parent company guarantees primarily relating to uncommitted lines of credit was $245.7 and $256.6, respectively, and the amount of parent company guarantees related to daylight overdrafts, primarily utilized to manage intra-day overdrafts due to timing of transactions under cash pooling arrangements without resulting in incremental borrowings, was $86.4 and $79.6, respectively. In the event of non-payment by the applicable subsidiary of the obligations covered by a guarantee, we would be obligated to pay the amounts covered by that guarantee. As of both September 30, 2025, and December 31, 2024 there were no material assets pledged as security for such parent company guarantees.

Legal Matters

We are involved in various legal proceedings, and subject to investigations, inspections, audits, inquiries and similar actions by governmental authorities arising in the normal course of business. The types of allegations that arise in connection with such legal proceedings vary in nature, but can include claims related to contract, employment, tax and intellectual property matters. We evaluate all cases each reporting period and record liabilities for losses from legal proceedings when we determine that it is probable that the outcome in a legal proceeding will be unfavorable and the amount, or potential range, of loss can be reasonably estimated. In certain cases, we cannot reasonably estimate the potential loss because, for example, the litigation is in its early stages. While any outcome related to litigation or such governmental proceedings in which we are involved cannot be predicted with certainty, management believes that the outcome of these matters, individually and in the aggregate, will not have a material adverse effect on our financial condition, results of operations or cash flows.

Note 15: Recent Accounting Standards

Accounting pronouncements not listed below were assessed and determined to be not applicable or are expected to have minimal impact on our Consolidated Financial Statements.

Intangibles—Goodwill and Other

In September 2025, the Financial Accounting Standards Board issued amended guidance to increase the operability of the recognition guidance considering different methods of software development. This amended guidance is effective for annual periods beginning after December 15, 2027 and interim periods within those annual reporting periods. We are currently evaluating the impact on our Consolidated Financial Statements and do not anticipate a material impact.

Income Statement—Reporting Comprehensive Income

In November 2024, the Financial Accounting Standards Board issued amended guidance requiring additional information about specific expense categories in the notes to the financial statements at interim and annual reporting periods. This amended guidance is effective for annual periods beginning after December 15, 2026 and interim periods beginning after December 15, 2027. We are currently evaluating the impact on our Consolidated Financial Statements and do not anticipate a material impact.

Income Taxes

In December 2023, the Financial Accounting Standards Board issued amended guidance to enhance the transparency and decision usefulness of income tax disclosures by requiring disaggregated information about an entity’s effective tax rate reconciliation, as well as information on taxes paid. This amended guidance is effective for annual periods beginning after December 15, 2024. We do not anticipate that the expanded disclosure requirements will have a material impact on our Consolidated Financial Statements.